Exhibit 10.2

Form Non-competition Agreement

This Non-competition Agreement (this “Agreement”) is entered into by and between the following parties in [_] on [_], 2011.

Party A:                Shaanxi Weinan Huaren Pharmaceuticals Co., Ltd., a company incorporated under PRC law, with its business license registered number [_] and its legal address registered at No. 13, Weihua Road, Weinan City, Shaanxi Province;

Party B:                [_], a PRC citizen with the ID number [_].

Whereas (1) Party B holds [_]% equity interests of Party A (“Equity Interests”);
(2) Shaanxi Aoxing Pharmaceuticals Co., Ltd. and Party B executed a Share Transfer Contact in [_] on [_], 2011, pursuant to which Party B will transfer the Equity Interests to Aoxing.

In accordance with related laws and regulations, Party A and Party B agree to reach the following agreement regarding the non-competition obligation of Party B after Party B transfers the Equity Interests.

Article 1  Definition

Unless otherwise prescribed and stipulated, the following terms used in this Agreement shall have the meaning set forth as follows:

1.1 “Competitor” shall mean any individual, company, enterprise, partnership, department, association, institutional unit, social entity or other organization which engages in the same kind of business as Party A (including similar business), or provides the same kind of services as Party A, or constitutes an actual or potential competition against the business of Party A within the territorial scope of the PRC.  These competing units include but are not limited to the following:

1.1.1               An enterprise which is in the same industry as Party A;

1.1.2               An enterprise or organization of any other type (or in any other industry) which engages in any business identical or similar to the main services performed by Party B for Party A;

1.1.3               A company, enterprise, or other organization which provides professional consultation or advisory services to the enterprise or organization referred to in the preceding paragraphs.

1.2           The “Non-competition Obligations” referred to in this Agreement shall mean the obligations set forth in Article 2 of this Agreement.

1.3 The “Non-competition Period” referred to in this Agreement shall mean two (2) years after the Equity Interests are transferred.

Article 2  Non-competition

2.1 Party B undertakes not to engage in, for his/her own or on behalf of others, or participate in the operation of, any business which is competing with Party A directly or indirectly, after the Equity Interests are transferred without Party A’s prior written consent.

2.2 Without the prior written consent of Party A, Party B will not establish and manage, either directly or indirectly, any enterprise which is in competition with Party A, within two (2) years after the Equity Interests are transferred, including but not limited to the establishment or management of:

2.2.1               an enterprise which is in the same industry as Party A;

2.2.2               an enterprise or organization of any other type (or in any other industry) which engages in any business identical or similar to the main services performed by Party B for Party A; or

2.2.3               an enterprise, or other organization which provides professional consultation or advisory services to the enterprise or organization referred to in the preceding paragraphs.

2.3           Party B agrees that, during the Non-competition Period, Party B warrants not to instigate, entice, encourage, solicit, or otherwise attempt to affect, directly or indirectly, any other staff member of Party A for the purpose of leaving Party A and serving Party B or any other individual or entity; Party B warrants not to solicit Party A’s clients or pervious clients for seizing their business and gaining direct or indirect benefits, with the exception of Party B’s activities for performance of his/her duties during the Service Term at Party A.

Article 3  Liabilities for breach of Agreement

3.1           If Party A sustains any loss due to Party B’s breach of this Agreement, Party B shall be fully liable for compensation of the full loss.  If it is difficult to calculate the amount of such loss, the amount of compensation shall be [_].  The payment of the default penalty shall not be intended as a dissolution or termination of Party B’s relevant confidentiality and non-competition obligations referred to above.

Article 4  Termination of Non-competition Obligation

Both Parties agree that Party B’s non-competition obligation shall automatically terminate upon the occurrence of any of the following circumstances:

4.1           The Non-competition Period for Party B stipulated in this Agreement expires;

4.2           Party A’s status of a legal person is terminated and there is no unit or individual that will assume its rights and obligations.

Article 5  Severability

5.1 The invalidity of any provision of this Agreement shall not affect the validity, legitimacy and enforceability of other provisions, and said invalid provision shall be replaced by another valid, legal, and enforceable provision which reflects the original intent of the Parties to the greatest extent.

Article 6  Notice

6.1           Notices may be delivered in person, or by courier (including commercial express delivery), registered mail, or public announcement.

6.2           Notices shall be delivered to the following addresses, unless modified by way of a prior written notice:
If to Party A:
Address:
Postal Code:
Attention:
Telephone No.:
Facsimile No.:

If to Party B:
Address:
Postal Code:
Attention:
Telephone No:
Facsimile No:

6.3           Notices or correspondence shall be deemed effectively given

6.3.1               upon the date on which the receiving party signs to acknowledge the receipt if delivered by courier (including commercial express delivery); or

6.3.2               seven (7) days after the date of issuance of the postal receipt by the post office if delivered by registered mail.

Article 7  Modification; Waiver

7.1           This Agreement may only be amended or modified with the mutual consent of both Parties evidenced by a written document signed by them.

7.2           The consent, waiver, or change rendered by either party to this Agreement with respect to a certain event shall only be applicable to that event, and shall not be presumed as the approach of that party to any event of the same kind which may occur in the future, unless otherwise expressly indicated in writing.

7.3           Failure or delay to exercise any right under or related to this Agreement by either Party shall not be deemed as a waiver of such right.

Article 8  Settlement of Disputes

The laws and regulations of the People’s Republic of China shall govern and be binding on the establishment, validity, interpretation and execution of this Agreement.  If any dispute arising from or in connection with the performance or interpretation of this Agreement fails to be resolved through friendly negotiations by the Parties, such dispute shall be submitted to China International Economic and Trade Arbitration Commission in Beijing (hereinafter referred to as “CIETAC”) for arbitration in accordance with the arbitration rules and procedures of CIETAC in effect at the time of the arbitration.  The arbitration award shall be final and binding upon the Parties.  Unless otherwise provided in the arbitration award, the arbitration fee shall be borne by the losing Party.

Article 9  Miscellaneous

9.1           Each Party acknowledges that it has carefully reviewed and fully understands the contents of all the provisions of this Agreement and the legal implication of these contents. This Agreement shall become effective upon signature/seal of Party A’s authorized representative and Party B.

9.2           This Agreement shall have two (2) counterparts, each of which shall be held by each party respectively, and all of which shall have equal legal force.

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(SIGNATURE PAGE)

Party A: Shaanxi Weinan Huaren Pharmaceuticals Co., Ltd.
 (Stamp)
Signature of Authorized Representative:

Party B:                      [_]
Signature: